Exhibit 4.4

REGISTERED	REGISTERED

No. R-1	PRINCIPAL AMOUNT: $100,000,000.00
CUSIP 100599 BT 5	STATED MATURITY: October 15, 2005
ISIN No. US 100599 BT 50	INTEREST PAYMENT DATES: January 15, April 15, July 15 and October 15
REGISTERED OWNER: Cede & Co.

BOSTON EDISON COMPANY

FLOATING RATE DEBENTURE DUE 2005

THIS SECURITY IS A REGISTERED SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF.

Unless this Security is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to BOSTON EDISON COMPANY or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (the “Registered Owner”) (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

BOSTON EDISON COMPANY, a corporation duly organized and validly existing under the laws of The Commonwealth of Massachusetts (the “Company,” which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to the Registered Owner the principal amount specified in the title of this Security (the “Principal Amount”) on the Stated Maturity and to pay interest thereon as provided below.

Interest on this Security shall be paid quarterly in arrears on January 15, April 15, July 15 and October 15 (each, an “Interest Payment Date”), beginning January 15, 2003. If any of the aforementioned quarterly Interest Payment Dates falls on a day that is not a Business Day (as defined in the Indenture), the Company will postpone the Interest Payment Date to the next succeeding Business Day unless that Business Day is in the next succeeding calendar month, in which case the Interest Payment Date will be the immediately preceding Business Day. Interest on this Security will be computed on the basis of a 360-day year for the actual number of days elapsed.

Interest on this Security will accrue from, and including, October 15, 2002, to, and excluding, the first Interest Payment Date and then from, and including, the immediately preceding Interest Payment Date to which interest has been paid or duly provided for to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be (each, an

“Interest Period”). The amount of accrued interest for any Interest Period shall be calculated by multiplying the face amount of this Security by an accrued interest factor. This accrued interest factor shall be computed by adding the interest factor calculated for each day from October 15, 2002, or from the last date the Company paid interest, to the date for which accrued interest is being calculated. The interest factor for each day shall be computed by dividing the interest rate applicable to that day by 360.

If the Stated Maturity of this Security falls on a day that is not a Business Day, the Company shall pay principal and interest on the next succeeding Business Day, but will deem that payment was made on the date that the payment was due. No interest will accrue for the period beginning on the Stated Maturity to the payment date on such next Business Day.

The interest payable on this Security on any interest payment date will, except as otherwise provided in the Indenture, be paid to the person in whose name this Security is registered at the close of business on the fifteenth calendar day, whether or not a Business Day, immediately preceding the interest payment date. However, interest payable on the Stated Maturity will be payable to the person to whom the principal will be payable.

The principal of (and premium, if any) and interest on this Security are payable in such coin or currency of the United States of America as at the time payment is legal tender for payment of public and private debts, at the office or agency of THE BANK OF NEW YORK (hereinafter called the “Indenture Trustee,” which term includes any successor Indenture Trustee under the Indenture), as Indenture Trustee and Paying Agent, located at 101 Barclay Street, New York, New York 10286, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security; provided that interest shall be paid by wire transfer in immediately available funds to an account located in the United States of America as the Registered Owner hereof shall designate to the Indenture Trustee in writing at least 15 Business Days prior to such Interest Payment Date. Any interest not punctually paid or duly provided for shall be payable as provided in the Indenture.

The interest rate on the floating rate debentures will be calculated by the Calculation Agent and will be equal to LIBOR plus 0.50%, except that the interest rate will not exceed 20% per annum. The interest determination date for an interest period will be the second London business day preceding such interest period. Promptly upon determination, the Calculation Agent will inform the Indenture Trustee of the interest rate for the next interest period. Absent manifest error, the determination of the interest rate by the Calculation Agent shall be binding and conclusive on the holder hereof.

“Business Day” will mean any day except a Saturday, Sunday or a legal holiday in The City of New York on which banking institutions are authorized or required by law, regulation or executive order to close; provided that the day is also a “London business day.”

“London business day” will mean any day on which dealings in United States dollars are transacted in the London interbank market.

“LIBOR” will be determined by the Calculation Agent in accordance with the following provisions:

(i) With respect to any Interest Determination Date, LIBOR will be the rate for deposits in United States dollars having a maturity of three months commencing on the first day of the applicable interest period that appears on Telerate Page 3750 as of 11:00 A.M., London time, on that Interest Determination Date. If no rate appears, then LIBOR, in respect to that Interest Determination Date, will be determined in accordance with the provisions described in (ii) below.

(ii) With respect to an Interest Determination Date on which no rate appears on Telerate Page 3750, as specified in (i) above, the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent, to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the first day of the applicable interest period, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. If at least two quotations are provided, then LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., in The City of New York, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, LIBOR determined as of that Interest Determination Date will be LIBOR in effect on that Interest Determination Date.

“Telerate Page 3750” means the display designated as “Page 3750” on Telerate, Inc., or any successor service, for the purpose of displaying the London interbank rates of major banks for United States dollars.

The Calculation Agent shall be The Bank of New York, or such other Person as the Company shall from time to time designate.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS DEBENTURE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE. UNLESS THE CERTIFICATE OF AUTHENTICATION HEREON HAS BEEN EXECUTED BY THE BANK OF NEW YORK, THE TRUSTEE OF THIS DEBENTURE UNDER THE INDENTURE, BY MANUAL SIGNATURE, THIS SECURITY SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE INDENTURE, OR BE VALID OR OBLIGATORY FOR ANY PURPOSE.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its seal.

BOSTON EDISON COMPANY

Dated: October 15, 2002	By:________________________
Title:

[SEAL]	Attest:
___________________________ Title: Clerk/Secretary

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK,
as Indenture Trustee

By:_________________________
Authorized Signatory

(Reverse of Security)

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”) issued under the Indenture, dated as of September 1, 1998, as supplemented, between the Company and The Bank of New York (formerly Bank of Montreal Trust Company), as Indenture Trustee, to which Indenture and all other indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Indenture Trustee and the Holders of the Securities and the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated as the Floating Rate Debentures due 2005.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Indenture Trustee, as Indenture Trustee and Paying Agent, located at 101 Barclay Street, New York, New York 10286, or at such other office as the Indenture Trustee shall designate by written notice to the Registered Owner of this Security, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Indenture Trustee duly executed by, the registered Holder hereof or his attorney duly authorized in writing and thereupon one or more new Securities of this series, of any authorized denominations and for a like aggregate principal amount and tenor, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in minimum denominations of $1,000 or any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount and tenor of Securities of this series of any authorized denomination, as requested by the Holder surrendering the same; provided, however, that the Company shall not be required to issue any Securities of this series of a denomination less than $1,000.

No service charge (to the Holder) will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Indenture Trustee shall be entitled to withhold from all payments of principal of (and premium, if any) and interest on this Security any amounts required to be withheld under the applicable provisions of the Federal income tax laws of the United States at the time of such payments.

Prior to due presentment for registration of transfer of this Security, the Company, the Indenture Trustee and any agent of the Company or the Indenture Trustee, may treat the Person in whose name this Security is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Security be overdue and neither the Company, the Indenture Trustee nor any agent of the Company or Indenture Trustee shall be affected by notice to the contrary.

If an Event of Default shall occur and be continuing, the principal of the Securities of this series may be declared due and payable, and such declarations may be in certain events rescinded, in the manner and with the effect provided in the Indenture.

The Indenture permits, to the extent therein provided, the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding if all of the Securities Outstanding are affected, or the Holders of a majority in aggregate principal amount of each series to be affected, in case one or more, but less than all, of the series of the Outstanding Securities are affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and the consequences thereof. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

The Securities of this series are unsecured.

All terms in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Security, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Security.

No recourse shall be had for the payment of the principal of (and premium, if any), or the interest, if any, on this Security, or for any claim based thereon, or upon any obligation, covenant or agreement of the Company in the Indenture, against any partner, member, incorporator, stockholder, officer or director, as such, past, present of future, of the Company or of any successor or any of their assets, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise; and all such liability is expressly released and waived as a condition of, and as part of the consideration for, the issuance of this Security.

This Security shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common

TEN ENT—as tenants by the entireties

JT TEN - as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT -	Custodian
(Cust)                                          (Minor)
under Uniform Gifts to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, I or we sell, assign and transfer to

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE:

____________________________

__________________________________________________________________________________
(Print or type name, address and zip code of assignee)

__________________________________________________________________________________

the within Security and hereby irrevocably constitute and appoint _________attorney to transfer the said Security on the books of the Company with full power of substitution in its premises.

Dated: ________________ Signed: ______________________________

Signatures must be guaranteed by a commercial bank or trust company or a member of a major stock exchange.

_______________________________
Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular, without alteration or enlargement or any change whatever.